UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2015

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed by Pebblebrook Hotel Trust (together with its subsidiaries, the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2014, on October 16, 2014 the Company, as parent guarantor, Pebblebrook Hotel, L.P., as borrower (the “Borrower”), and certain indirect subsidiaries of the Company entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and certain other lenders named therein. The Credit Agreement provides a $600 million unsecured borrowing capacity, composed of a $300 million unsecured revolving credit facility, which matures on January 15, 2019, and a $300 million unsecured term loan facility, which matures on January 15, 2020. Subject to certain terms and conditions set forth in the Credit Agreement, the Borrower (i) may request additional lender commitments under either or both facilities of up to an additional aggregate of $400 million (the “Accordion Feature”) and (ii) may elect, for an additional fee, to extend the maturity date of the revolving credit facility by six months up to two times, for a latest maturity date of January 15, 2020.
On May 19, 2015, the Company exercised a portion of the Accordion Feature to increase the aggregate unsecured borrowing capacity under the Credit Agreement by $150 million to an aggregate of $750 million. All of the additional capacity relates to the unsecured revolving credit facility, whose borrowing capacity is now $450 million, and the borrowing capacity of the unsecured term loan facility remains unchanged at $300 million.
Following the exercise of a portion of the Accordion Feature, and subject to certain terms and conditions set forth in the Credit Agreement, the Borrower may request additional lender commitments under either or both facilities of up to an additional $250 million.
As of May 19, 2015, the Borrower has borrowed $40 million of the $450 million current capacity of the unsecured revolving credit facility and all $300 million of the $300 million current capacity of the unsecured term loan facility.
Item 7.01. Regulation FD Disclosure.

On May 19, 2015, the Company issued a press release announcing the exercise described above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, issued May 19, 2015, regarding the accordion exercise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

May 20, 2015	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, issued May 19, 2015, regarding the accordion exercise.